EXHIBIT 17.1

March 9, 2000

New Millennium Media International, Inc.
101 Philippe Parkway, Suite 305
Safety Harbor, Florida 34695

     I, Gerald Ghini, hereby resign as an Officer and Director of Scovel Corporation, effective immediately.

                                        /s/ GERALD GHINI
                                        -------------------------
                                            GERALD GHINI